SkyWater Technology, Inc. __________ Securities Trading Policy Purpose This Securities Trading Policy (the “Policy”) provides guidelines with respect to transactions in the securities of SkyWater Technology, Inc. (the “Company”) and transactions in the securities of public companies with which the Company or any of its subsidiaries conducts business or may engage in acquisitions, joint ventures or other transactions. The Company’s Board of Directors has adopted this Policy to promote compliance with federal and state securities laws that prohibit certain persons who are aware of material nonpublic information about the Company or another company from: • trading in securities of the Company or that other company; or • disclosing such material nonpublic information to other persons who may trade on the basis of that information (known as “tipping”). Potential Criminal and Civil Liability; Disciplinary Action The purchase or sale of securities on the basis of material nonpublic information, or the disclosure of material nonpublic information to others who then trade in Company securities, is prohibited by federal and state securities laws. Insider trading violations are pursued vigorously by the SEC, the Department of Justice and state enforcement authorities. Punishment for insider trading violations is severe, and for criminal violations could include fines of up to $5 million and imprisonment for up to twenty years. In addition, the SEC may seek return of the amount of any profit, gain or loss avoided in violation of federal securities laws and, in addition, impose civil fines equal to three times that amount. Although the regulatory authorities concentrate their efforts on the individuals who trade, or who tip inside information to others who trade, the federal securities laws also impose potential liability on companies and other “controlling persons” within the organization if they fail to take reasonable steps to prevent insider trading by company personnel. In addition, an employee’s failure to comply with this Policy may subject the employee to Company-imposed sanctions, including dismissal for cause, whether or not the employee’s failure to comply results in a violation of law. Needless to say, a violation of law, or even an SEC investigation that does not result in a civil enforcement action or criminal prosecution, can tarnish a person’s reputation and irreparably damage a career. Statement of Policy It is the policy of the Company that no director of the Company and no officer or other employee of the Company or any of its subsidiaries (or any other person designated by this Policy or by the Administrator as subject to this Policy) who is aware of material nonpublic information relating to the Company may, directly, or indirectly through family members or other persons or entities:

- 2 - • Engage in transactions in Company securities, except as otherwise specified in this Policy under the headings “Transactions Under Company Plans,” “Transactions Not Involving a Purchase or Sale” and “Rule 10b5-1 Plans” • Recommend the purchase or sale of any Company securities • Disclose material nonpublic information to persons within the Company whose jobs do not require them to have that information, or outside of the Company to other persons, including (but not limited to) family, friends, business associates, investors and consulting firms, unless any such disclosure is made in accordance with the Company’s policies regarding the protection or authorized external disclosure of information regarding the Company • Assist anyone engaged in the foregoing activities In addition, it is the policy of the Company that no director of the Company and no officer or other employee of the Company or any of its subsidiaries (or any other person designated by this Policy or by the Administrator as subject to this Policy) who, in the course of working for the Company, learns of material nonpublic information about a public company with which the Company conducts business, including a customer or supplier of the Company, or with which the Company may engage in an acquisition, joint venture or other extraordinary transaction may trade in that company’s securities until the information becomes public or is no longer material. It is also the policy of the Company that the Company will not engage in transactions in Company securities while aware of material nonpublic information relating to the Company or Company securities. Even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct. Persons Subject to this Policy This Policy applies to (1) all officers and other employees of the Company and its subsidiaries, (2) all members of the Company’s Board of Directors and (3) the Company. This Policy also applies to family members of each such person covered by this Policy, other members of a covered person’s household and entities subject to a covered person’s control or significant influence, as described below. The Company also may determine that other persons should be subject to this Policy, such as contractors, consultants or advisors who have access to material nonpublic information. Family Members This Policy applies to: • family members who reside with a person subject to this Policy (including a spouse, a child, a child away at college, grandchildren, parents, grandparents, siblings and in-laws);

- 3 - • anyone else who lives in the covered person’s household; and • any family members who do not live in the covered person’s household but whose transactions in Company securities are directed by the covered person or are subject to the covered person’s influence or control, such as parents or adult children who consult with the covered person before they trade in Company securities. Each person subject to this Policy is responsible for the transactions of these “Family Members” and therefore should make them aware of the need to confer with the covered person before they trade in Company securities. Each covered person should treat all transactions by Family Members for the purposes of this Policy and applicable securities laws as if the transactions were for the covered person’s own account. This Policy does not apply to personal securities transactions of Family Members in which the purchase or sale decision is made by a third party not controlled by, influenced by or related to the covered person or the covered person’s Family Members. Entities Controlled or Influenced by a Covered Person This Policy applies to any entities that a person subject to this Policy controls or over which the covered person has or exercises influence, including any corporations, partnerships or trusts. Control or influence may exist as a result of significant ownership of an entity or exercise of senior management authority over an entity’s activities under a contract or otherwise. Transactions by these entities should be treated for the purposes of this Policy and applicable securities laws as if they were for the covered person’s own account. Individual Responsibility Persons subject to this Policy have ethical and legal obligations to maintain the confidentiality of information about the Company and not to engage in transactions in Company securities while aware of material nonpublic information. Each individual is responsible for making sure that he or she complies with this Policy, and that any family member, household member or entity whose transactions are subject to this Policy, as discussed below, also complies with this Policy. In all cases, the responsibility for determining whether an individual is aware of material nonpublic information rests with that individual, and any action on the part of the Company, the Administrator or any other employee or director pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. Administration of this Policy The Company’s General Counsel (the “Administrator”) will be responsible for administration of this Policy on behalf of the Company. The Administrator may designate another person to administer portions of this Policy or to act as administrator of this Policy in the Administrator’s absence. All interpretations of this Policy and determinations regarding the application of this Policy by the Administrator or the Administrator’s designee will be final and not subject to review.

- 4 - If you have any questions about the application of this Policy, please contact the Administrator before engaging in any transaction involving Company securities. Definition of Material Nonpublic Information Material Information. Information is considered “material” if there is a substantial likelihood that the disclosure of the information would be viewed by the reasonable investor as having significantly altered the “total mix” of publicly available information about the Company. You should consider to be material any information that could be expected to affect the Company’s stock price, whether positively or negatively, or that a reasonable investor would consider important in making a decision to buy, hold or sell Company securities. There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances. Although it is not possible to define all categories of material information, some examples of information that ordinarily would be regarded as material are: • Consolidated financial results of the Company, including quarterly and annual results, or financial results of any significant subsidiary, business or unit • Forward-looking information regarding the Company’s consolidated financial performance, such as earnings guidance, projections or “outlook” for future financial results • Imposition of an internal ban on trading in Company securities or the securities of another company • Change in dividend policy or declaration of a stock split • New offerings of equity or debt securities • Launch of, or changes to, any repurchase program for common stock or other Company securities (such as planned repurchases, increases or decreases in the program’s authorization or suspension of the program) • Redemption, retirement or modification of outstanding debt securities or other indebtedness • Incurrence of significant indebtedness under bank borrowings or other financing transactions • Pending or proposed acquisition or disposition of a company or a significant asset • Pending or proposed joint venture or other major transaction • Change in the Company’s pricing or cost structure • Gain or loss of a significant contract or a significant customer or supplier

- 5 - • Development of a significant new service or product • Major changes in senior management • Pending or threatened significant litigation, or the resolution of such litigation • Change in independent auditors or notification that reports of the independent auditors may no longer be relied on • A significant cybersecurity incident, such as a data breach When Information is Considered Public. Information that has not been disclosed to the public is generally considered to be “nonpublic” information. To establish that the information has been disclosed to the public, it may be necessary to demonstrate that the information has been widely disseminated. Information generally would be considered widely disseminated if it has been disclosed by one of the following means: • By distributing a press release through a widely disseminated news or wire service • By filing or furnishing a current report on Form 8-K with the SEC or including the information in a report on Form 10-Q or Form 10-K or another SEC filing • By disclosing such information in a presentation by an authorized representative that is publicly accessible by webcast, conference call, posting of such information on the “Investor Information” section of the Company’s website, or other means, so long as the fact of and means to access the presentation have been publicly disclosed in advance of the presentation • By any other means designed to comply with the SEC’s Regulation FD By contrast, information likely would not be considered widely disseminated if it is available only to the Company’s employees or to a select group of persons through social media or if the information appears solely on the Company’s corporate website (unless the Company previously has informed the market through a widely disseminated means of communication that material nonpublic will be posted to the website and has taken other actions to make the website a generally recognized channel of distribution of information). Once information is widely disseminated, it is necessary for the public to have sufficient time to absorb the information. As a general rule, persons subject to this Policy should not engage in any transactions in Company securities until two full trading days have passed on the Nasdaq Stock Market after the information has become publicly available. Assuming that the Nasdaq Stock Market is open each day, the following illustrates when a covered Person may trade after public announcement of material information: Announcement on Tuesday First Day of Trading Before market opens Thursday While market is open Friday After market closes Friday

- 6 - Depending on the particular circumstances, the Company may determine that a longer or shorter period before trading may begin should apply to the release of specific material nonpublic information. 20/20 Hindsight. Securities transactions that become the subject of scrutiny will be viewed after-the-fact with the benefit of hindsight. As a result, before engaging in any transaction, each person subject to this Policy should carefully consider how the SEC, the courts and others might view the transaction in hindsight. Transactions Subject to this Policy Except as described below, this Policy applies to all transactions in the Company’s securities (collectively referred to in this Policy as “Company securities”), including the Company’s common stock (the “common stock”), options to purchase common stock, and other awards granted under the Company’s equity plans, and any other type of securities that the Company may issue, including (but not limited to) preferred stock, warrants, convertible notes and other debt securities, as well as derivative securities that are not issued by the Company, such as exchange-traded put or call options or swaps relating to Company securities. The Policy also applies to transactions in the securities of public companies with which the Company and any of its subsidiaries conducts business or may engage in acquisitions, joint ventures or other transactions. Transactions Under Company Plans This Policy does not apply in the case of the following transactions, except as specifically noted: Stock Option Exercises. This Policy does not apply to the exercise of a stock option acquired pursuant to the Company’s equity plans, or to the exercise of a tax withholding right pursuant to which a covered person elects to have the Company withhold shares of common stock subject to an option to satisfy tax withholding requirements. This Policy does apply, however, to any market sale of shares as part of a broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option. Restricted Stock and RSU Awards. This Policy does not apply to the vesting of restricted stock or restricted stock units acquired pursuant to the Company’s equity plans, or to the exercise of a tax withholding right pursuant to which a covered person elects to have the Company withhold shares of common stock to satisfy tax withholding requirements upon the vesting of any restricted stock or restricted stock units. This Policy does apply, however, to any market sale of restricted stock. 401(k) Plan. This Policy does not apply to purchases of Company securities in any 401(k) plan maintained by the Company resulting from your periodic contribution of money to the plan pursuant to your payroll deduction election. This Policy does apply, however, to certain elections you may make under any such 401(k) plan, including: (a) an election to increase or decrease the percentage of your periodic contributions that will be allocated to the Company

- 7 - stock fund; (b) an election to make an intra-plan transfer of an existing account balance into or out of the Company stock fund; (c) an election to borrow money against your 401(k) plan account if the loan will result in a liquidation of some or all of your Company stock fund balance; and (d) an election to pre‑pay a plan loan if the pre-payment will result in allocation of loan proceeds to the Company stock fund. It should be noted that sales of Company securities from a 401(k) account are also subject to Rule 144, and therefore affiliates should ensure that a Form 144 is filed when required. Employee Stock Purchase Plan. This Policy does not apply to purchases of Company securities in any employee stock purchase plan maintained by the Company resulting from your periodic contribution of money to the plan pursuant to the election you previously made. This Policy also does not apply to purchases of Company securities resulting from lump sum contributions to the plan, provided that you elected to participate by lump sum payment at the beginning of the applicable enrollment period. This Policy does apply, however, to your election to participate in any such plan for any enrollment period, and to your sales of Company securities purchased pursuant to the plan. Other Similar Transactions. Any other purchase of Company securities from the Company or sales of Company securities to the Company are not subject to this Policy. Transactions Not Involving a Purchase or Sale Bona fide gifts of securities are not transactions subject to this Policy, unless the person making the gift has reason to believe that the recipient intends to sell the Company securities while the officer, employee or directors is aware of material nonpublic information. Such a situation can arise with gifts of securities to charities, which are often required by their policies to sell securities soon after a gift. Transactions in mutual funds that are invested in Company securities are not transactions subject to this Policy. Post-Termination Transactions This Policy continues to apply to transactions in Company securities even after a covered person’s termination of service to the Company. If a covered person is aware of material nonpublic information when the person’s service terminates, the person may not trade in Company securities until that information has become public or is no longer material. The pre- clearance procedures specified under the heading “Additional Procedures” below, however, will cease to apply to transactions in Company securities upon the expiration of any Blackout Period or other Company-imposed trading restrictions applicable at the time of the termination of service. The following sections “Special and Prohibited Transactions by Insiders” and “Additional Procedures” apply only to designated insiders (“insiders”) who have been notified from time to time that they are insiders by the Administrator. Insiders will include directors and executive officers of the Company, certain Company personnel who are employed in the Finance and Accounting Departments, and other employees who have routine access to material information.

- 8 - Special and Prohibited Transactions by Insiders The Company has determined that there is a heightened legal risk or the appearance of improper conduct if insiders engage in certain types of transactions. It therefore is the Company’s policy that insiders may not engage in any of the following transactions: Short Sales. Short sales of Company securities (which involve the sale of a security that the seller does not own) may evidence an expectation on the part of the seller that the securities will decline in value, and therefore have the potential to signal to the market that the seller lacks confidence in the Company’s prospects. In addition, short sales may reduce a seller’s incentive to seek to improve the Company’s performance. For these reasons, short sales of Company securities by insiders are prohibited. In addition, Section 16(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) prohibits directors and Section 16 officers from engaging in short sales. (Short sales arising from certain types of hedging transactions are governed by the paragraph below captioned “Hedging Transactions.”) Publicly-Traded Options. Given the relatively short term of publicly-traded options, transactions in options may create the appearance that an insider is trading based on material nonpublic information and focus such person’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions by insiders in put options, call options or other derivative securities, on an exchange or in any other organized market, are prohibited by this Policy. (Option positions arising from certain types of hedging transactions are governed by the next paragraph below.) Hedging Transactions. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit an insider to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the insider may no longer have the same objectives as the Company’s other stockholders. Therefore, insiders are prohibited from engaging in any such transactions. Margin Accounts and Pledged Securities. Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, insiders are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. (Pledges of Company securities arising from certain types of hedging transactions are governed by the paragraph above captioned “Hedging Transactions.”) Standing and Limit Orders. Standing and limit orders (except standing and limit orders under approved Rule 10b5-1 plans, as described below) create heightened risks for trading violations similar to the use of margin accounts. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when an insider is aware of material nonpublic information. The Company

- 9 - therefore discourages placing standing or limit orders on Company securities. If an insider determines that the insider must use a standing or limit order (other than under a Rule 10b5-1 plan), the order should be limited to short duration, should not be in effect during any Blackout Period and should otherwise comply with the restrictions and procedures outlined below under the heading “Additional Procedures.” Additional Procedures The Company has established additional procedures to assist it in the administration of this Policy, to facilitate compliance with laws prohibiting insider trading while the trader is aware of material nonpublic information, and to avoid the appearance of any impropriety. These additional procedures are applicable only to those persons referred to below. Pre-Clearance Procedures for Persons on Trading Window List. Insiders and any other persons designated by the Administrator from time to time as being placed on the Trading Window List described below may not engage in any transaction in Company securities without first obtaining pre-clearance of the transaction from the Administrator. A request for pre- clearance should be submitted to the Administrator in writing in the form attached as Exhibit A at least three business days before the proposed transaction. The Administrator is under no obligation to approve a transaction submitted for pre-clearance, and may determine not to permit the transaction. If a person seeks pre-clearance and permission to engage in the transaction is denied, that person should refrain from initiating any transaction in Company securities, and should not inform any other person of the restriction. When a request for pre-clearance is made, the requesting individual must certify to the Administrator that he or she is not aware of any material nonpublic information about the Company. Pre-clearance approvals will cease to be in effect if more than five business days (or any other number of days specified by the Administrator) have lapsed before the transaction is executed or if the individual requesting pre-clearance becomes aware of material nonpublic information before executing the transaction. The individual requesting pre-clearance of a transaction must provide the Administrator in writing with key details of the transaction within 24 hours after execution of the transaction. Trading Window List. Insiders and any other persons designated by the Administrator will be placed on a list that identifies persons subject to the pre-clearance procedures and special trading restrictions of this Policy (the “Trading Window List”). Those persons may not conduct any transactions in Company securities during specified periods when trading under this Policy is prohibited (except as provided herein). When trading during a period is prohibited, the “Trading Window” is closed for that period. As discussed below, the Trading Window generally will be closed on a quarterly basis and may be closed at additional times for designated persons who may have knowledge of prospective events that could be material to the Company. Employees are placed on the Trading Window List based on their access to, and not based on their actual possession of, material nonpublic information. Under certain very limited circumstances, a person subject to the Trading Window restrictions may be permitted to trade in Company securities when the Trading Window is closed, but only if the Administrator concludes that the person is not aware of material nonpublic information.

- 10 - Quarterly Trading Restrictions Under Trading Window. Persons placed on the Trading Window List may not trade in Company securities during a “Quarterly Blackout Period” beginning 15 calendar days prior to the end of each fiscal quarter and ending after two full trading days have passed on the Nasdaq Stock Market, computed as indicated above under “Definition of Material Nonpublic Information,” following the Company’s public release of earnings information for that fiscal quarter. Event-Specific Trading Restrictions Under Trading Window. From time to time, an event (such as acquisition or disposition of a significant business) may be expected to occur that could be material to the Company and is known by only a limited number of persons within the Company. So long as the prospective event remains material and nonpublic, persons aware of the prospective event may not trade in Company securities and will be placed on the Trading Window List with respect to that event. In addition, the Company’s financial results forecasted for a particular fiscal period may be sufficiently material that, in the Administrator’s judgment, designated persons should refrain from trading in Company securities even sooner than upon commencement of the Quarterly Blackout Period described above. In the foregoing circumstances, the Administrator may notify these persons that they the Trading Window is closed, without disclosing the reason for the restriction. The existence of an event-specific trading restriction period or early initiation of a Quarterly Blackout Period will not be announced to the Company as a whole, and should not be communicated to any other person. Even if the Administrator has not designated a person subject to this Policy as a person who should not trade because of an event-specific restriction, that person should not trade while aware of material nonpublic information about the prospective event. Exceptions. The Quarterly Blackout Period restrictions and event-specific trading restrictions under the Trading Window policy do not apply to those transactions to which this Policy does not apply, as described above under the headings “Transactions Under Company Plans” and “Transactions Not Involving a Purchase or Sale.” Further, the requirement for pre- clearance, the Quarterly Blackout Period restrictions and event-driven trading restrictions do not apply to transactions conducted pursuant to approved Rule 10b5-1 plans, described under the heading “Rule 10b5-1 Plans.” Rule 10b5-1 Plans Rule 10b5-1 under the Exchange Act provides a defense from insider trading liability under Exchange Act Rule 10b-5. In order to be eligible to rely on this defense, a person subject to this Policy must enter into a Rule 10b5-1 plan for transactions in Company securities that meets conditions specified in the Rule (a “Rule 10b5-1 plan”). If the plan meets the requirements of Rule 10b5-1, transactions in Company securities may occur even when the person who has entered into the plan is aware of material nonpublic information. To comply with this Policy, a Rule 10b5-1 plan must be approved by the Administrator. In general, a Rule 10b5-1 plan must be entered into at a time when the person entering into the plan is not aware of material nonpublic information. Once the plan is adopted, the person must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade. The plan must either specify the amount, pricing and timing of transactions in advance or delegate discretion on these matters to an independent third party.

- 11 - The plan must include a cooling-off period before trading can commence that, for directors or Section 16 officers, ends on the later of 90 days after the adoption of the Rule 10b5-1 plan or two business days following the disclosure of the Company’s financial results in an SEC periodic report for the fiscal quarter in which the plan was adopted (but in any event, the required cooling-off period is subject to a maximum of 120 days after adoption of the plan), and for persons other than directors or Section 16 officers, 30 days following the adoption or modification of a Rule 10b5-1 plan. A person may not enter into overlapping Rule 10b5-1 plans (subject to certain exceptions) and may only enter into one single-trade Rule 10b5-1 plans during any 12-month period. Directors and Section 16 officers must include a representation in their Rule 10b5-1 plan certifying that: (i) they are not aware of any material nonpublic information; and (ii) they are adopting the plan in good faith and not as part of a plan or scheme to evade the prohibitions in Rule 10b-5. All persons entering into a Rule 10b5-1 plan must act in good faith with respect to that plan. No amendment, modification or termination of a Rule 10b5-1 plan is permitted unless approved by the Administrator or the Administrator’s designee. Any Rule 10b5-1 plan must be submitted for approval at least five business days prior to the entry into the Rule 10b5-1 plan. No further pre-approval of transactions conducted pursuant to the Rule 10b5-1 plan will be required. Authorized Waivers and Modifications The Administrator has the discretion, on a case-by-case basis and in appropriate circumstances, to waive or modify the application of any provision of this Policy (including the Trading Window provisions) so long as no such waiver or modification will result in any person subject to this Policy engaging in a transaction in Company securities or the securities of any other company while aware of material nonpublic information. Any transaction undertaken pursuant to any such waiver or modification shall be deemed to be in compliance with this Policy. Adopted by the Board of Directors on June 7, 2023

A-1 EXHIBIT A Pre-Notification Certification Form I intend to conduct the following transaction(s) in the SkyWater securities identified below: I hereby certify that I have read and will follow the SkyWater Technology, Inc. Securities Trading Policy. I am not now aware of any material nonpublic information concerning SkyWater or its securities. I agree to execute this transaction within five business days of notification. I understand that I must resubmit this form if the transaction does not take place within that time. Date Signature/Certification Name (print legibly) --------------------------------------------------------------------------------------------------------------------- The above transaction is:  Approved if made within 5 business days Approval Date: _________________  Not approved _____________________ Administrator Please e-mail this form to Chris Hilberg (christopher.hilberg@skywatertechnology.com).  Sell shares of SKYT stock to cover the statutory tax withholding obligations in connection with the vesting of restricted stock units. 